Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-269537 on Form S-3ASR, and Registration Statement Nos. 333-210907 and 333-264332 on Form S-8 of our reports dated January 28, 2026, relating to the financial statements of Lennar Corporation and the effectiveness of Lennar Corporation’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended November 30, 2025.

/s/ Deloitte & Touche LLP

Miami, Florida
January 28, 2026